Exhibit 99.1

CareCloud Strengthens Leadership Team with Key Transitions

Bill Korn appointed chief strategy officer, Joseph DosSantos joins as chief financial officer, strengthening CareCloud’s position as a leader in healthcare technology solutions.

SOMERSET, N.J., MAY 8, 2023 (GLOBE NEWSWIRE) — CareCloud, Inc. (Nasdaq: CCLD, CCLDP, CCLDO), a leader in healthcare technology solutions for medical practices and health systems nationwide, announced today a leadership transition. Bill Korn, who has been CareCloud’s chief financial officer (CFO) for 10 years, will take on a new role as chief strategy officer (CSO). The company has hired Joseph C. DosSantos, an experienced financial executive in the biotechnology sector, to fill the position of chief financial officer (CFO).

Over the past few years, CareCloud has been making strategic investments in both people and capital to sustain its growth momentum. This has included a transition away from a solely acquisitive growth strategy towards a company sustained by organic growth and technological innovation. Bill Korn’s appointment as CSO highlights CareCloud’s interest in strengthening its connections and engagement with the investor community.

With more than 30 years of experience, Joseph DosSantos joins CareCloud as a highly accomplished CFO and business executive. His extensive background includes strong understanding of public company financial management, business intelligence, mergers and acquisitions, and capital markets, making him well-versed in navigating complex financial landscapes. He will lead a global team of finance, tax and accounting professionals and serve as a member of executive management.

“We are delighted to have Joe DosSantos join us as our new CFO at CareCloud,” said Hadi Chaudhry, chief executive officer and president of CareCloud. “Joe brings the right technical and strategic expertise to help drive CareCloud forward on our current path of value creation for our clients and shareholders. We are also pleased to announce Bill Korn’s transition to the CSO role, where he will continue to drive the company’s vision, identify strategic initiatives, and build and maintain strong relationships with investors and analysts. Together, Joe and Bill will play a pivotal role in driving our strategic vision and further establishing CareCloud’s position as a leader in healthcare technology solutions.”

To learn more about how CareCloud is redefining the next generation of technology-enabled revenue cycle solutions, visit carecloud.com.

About CareCloud

CareCloud (Nasdaq: CCLD, CCLDP, CCLDO) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to improve patient care, while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health, at www.carecloud.com.

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Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “forecasts,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Bill Korn

Chief Strategy Officer

CareCloud

bkorn@carecloud.com

Investor Contact:

Asher Dewhurst

ICR Westwicke

CareCloudIR@westwicke.com

Media Inquiries:

Alexis Feinberg

ICR Westwicke

CareCloudPR@westwicke.com